EXHIBIT 10.06

IGT EZ PAY PARTS
EQUIPMENT LEASE


This Lease, effective as of the date stated below, is between Exber, Inc., a Nevada corporation, referred to as Lessor, and The Union Plaza Operating Company, a Nevada corporation, referred to as Lessee.

Subject to the terms and conditions stated below, Lessor leases to Lessee and Lessee leases from Lessor all that equipment described in Exhibit A, attached to and made a part of this Lease, or as described in any subsequent exhibits executed by both parties that may be made a part of this Lease, referred to as the Property.

SECTION ONE
TERM OF LEASE

The term of this Lease shall be for a period of thirty six
(36) months, beginning on 6/15/03, and ending on 5/15/06. The term of this Lease may be extended for additional equipment added by subsequent exhibit under the terms set forth in that exhibit, but otherwise the provisions of this Lease shall control. The term of this Lease is irrevocable and rent shall not abate for any reason other than as provided in Section 10.

SECTION TWO
RENT

Lessee agrees to pay to Lessor, as rent for the Property, (as set forth in Exhibit B), payable in monthly installments as follows:
(see Exhibit B) on the fifteenth day of each succeeding month thereafter during the term of the Lease. All such payments shall be made at the principal place of business of Lessor at 600 East Fremont Street, Las Vegas, Nevada 89101, or such other place as shall be designated by written notice from Lessor to Lessee, unless Lessor shall assign this Lease or the right to receive the Lease payments, in which event Lease payments shall be paid to Lessor's assignee, after written notice of the assignment has been given to Lessee by Lessor.

SECTION THREE
LOCATION OF PROPERTY

Lessee, without prior written consent of Lessor, shall not permit the Property to be removed from One Main Street, Las Vegas, Nevada.

SECTION FOUR
CARE OF PROPERTY

Lessee shall use the Property in a careful and proper manner and shall comply with all laws, ordinances, and regulations relating to the possession, use, or maintenance of the Property.

SECTION FIVE
IDENTIFICATION OF PROPERTY

If at any time during the term of this Lease Lessor supplies Lessee with labels, plates, or other markings stating that the Property is owned by Lessor, Lessee shall affix and keep such labels, plates, or other markings in a prominent place on the Property. Lessee agrees to execute as requested all UCC forms requested by Lessor to perfect Lessor's security interest in the Property and appoints Lessor its attorney in fact to execute such forms on its behalf.

SECTION SIX
ALTERATIONS

Lessee agrees that it will make no alterations to or in the Property without obtaining prior written permission from Lessor or, where appropriate Lessee is given the right to make alterations, additions, or improvements to the property, so long as the value of the property is not reduced. All such additions to and improvements of the Property of any kind shall immediately become Lessor's property and subject to the terms of this Lease.

SECTION SEVEN
MAINTENANCE AND REPAIR

Lessee at Lessee's own cost and expense, shall keep the Property in good repair, condition, and working order. Lessee shall not remove, alter, disfigure, or cover up any numbering, lettering or insignia displayed on the property, and shall see that the Property is not subjected to careless or needlessly rough usage.

SECTION EIGHT
LESSOR'S RIGHT OF INSPECTION

Lessor, at all times during business hours, shall have the right to enter on the premises where the Property may be located for the purpose of inspecting it or observing its use. Lessee shall give Lessor immediate notice of any attachment or other judicial process affecting the property and, whenever requested by Lessor, shall advise Lessor of the exact location of the Property.

SECTION NINE
RETURN OF PROPERTY

On expiration or earlier termination of this Lease, Lessee shall return the Property to Lessor in good repair, ordinary wear and tear resulting from proper use alone excepted, in the following manner or as may be specified by Lessor:

(a) By delivering the Property at Lessee's expense to such place as Lessor shall specify within the county in which the Property was delivered to Lessee or to which the Property was removed with the written consent of Lessor;
or

(b) By loading the Property at Lessee's cost on board such carrier as Lessee shall specify and shipping the Property, freight collect, to the destination designated by Lessor.

Such conditions for return of the Property are subject to Lessee's option to purchase it as set forth below.

SECTION TEN
LESSEE'S OPTION TO PURCHASE

Lessor grants to Lessee the option to purchase the Property at the end of the term of this Lease, provided that Lessee gives notice to Lessor, in writing, of Lessee's intention to exercise the option at least ninety (90) days prior to expiration of this Lease, and provided further that Lessee completely performs all terms and provisions of this Lease on Lessee's part to be performed, including timely and full payment of the Lease payments and other amounts due under this Lease. Should Lessee exercise the option to purchase, all of the Lease payments paid shall be applied to the purchase price of the Property and, on receipt of the balance of the purchase price by Lessor, together with a sum equal to any new or applicable unpaid sales and use taxes, Lessor will transfer title to the Property to Lessee, and will deliver, on Lessee's written request, written evidence of the transfer of such title. The option purchase price is the sum of One Dollar ($1.00).

(a) Lessee has entered into a contract with Barrick Corporation under which Barrick will acquire all of the gaming and gaming related equipment of Lessee. Lessor does not consent to Barrick's assumption of this Lease. Lessor does consent to Lessee purchasing the equipment listed on Exhibit A prior to the expiration of this Lease, when and only if, Barrick completes the purchase of Lessee's business assets. The parties agree that the method of payment will be an increased purchase price to Barrick for the business assets, which purchase will then include the equipment free and clear of this Lease. The purchase price of the Exhibit A equipment shall be the remaining amounts due Lessor under this Lease, excluding interest not yet accrued.

This sale shall be without warranty or representation including MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE, the equipment being sold "AS-IS."

SECTION ELEVEN
DELIVERY AND ACCEPTANCE OF PROPERTY

Lessee shall inspect the Property within twenty-four (24) hours after it is delivered to Lessee. Unless Lessee, within ten (10) days, gives written notice to Lessor specifying any defect in or other proper objection to the Property, Lessee agrees it shall be conclusively presumed, as between Lessor and Lessee that Lessee has fully inspected and acknowledged the Property to be in good condition and repair, and that Lessee is satisfied with and has accepted the Property in such good condition and repair.

SECTION TWELVE
RISK OF LOSS OR DAMAGE

Lessee assumes all risk of loss of and damage to the Property from any cause. Notwithstanding the commencement date, Lessee agrees that all risk of loss of the Property shall be on Lessee from and after shipment of the Property to Lessee from the Seller thereof. No loss or damage to the Property will impair any obligation of Lessee under this Lease, which will continue in full force and effect. In the event of loss of or damage to the Property, Lessee, at the option of Lessor, shall:

(a) Place the Property in good repair; or

(b) Replace the Property with like property in good repair, which property shall become subject to this Lease.

SECTION THIRTEEN
OBLIGATION TO INSURE

Lessee, at Lessee's own expense, shall keep the Property insured for such risks and in such amounts as Lessor shall require with carriers acceptable to Lessor, shall maintain a loss payable indorsement in favor of Lessor affording to Lessor such additional protection as Lessor shall require, and shall maintain liability insurance satisfactory to Lessor. All such insurance shall name Lessor and Lessee as insured. The policies shall provide that they may not be canceled or altered without at least thirty (30) days' prior written notice to Lessor, and the loss payable indorsement shall provide that all amounts payable by reason of loss of or damage to the Property shall be payable only to Lessor. Lessee shall deliver to Lessor evidence satisfactory to Lessor of all such insurance. If loss or damage occurs under circumstances in which Lessee is not in violation of the terms of any such policies, and if Lessee has fulfilled Lessee's obligations under Section Twelve of this Lease, and is not otherwise in defaults under this Lease, Lessor will pay Lessee so much of any insurance proceeds received by Lessor as the result of such loss as will fully reimburse Lessee for the net expense incurred by Lessee in fulfilling Lessee's obligations under Section Twelve.

SECTION FOURTEEN
TAXES AND FEES

Lessee shall pay all license fees, assessments, and sales, use, property, and other taxes imposed on the Property by reason of ownership, leasing, renting, sale, possession, or use, whether they be assessed to Lessor or Lessee, together with any penalties of interest, excepting federal, state, or local governmental taxes, or payments in lieu of those taxes , imposed on or measured by income of Lessor, If any tax, by law, is to be assessed or billed to Lessor, Lessee, at Lessee's expense, will do anything required to be done by Lessor in connection with the levy, assessment, billing, or payment of such tax, and is authorized by Lessor to act on Lessor's behalf in such respects; Lessee will cause all billings of such taxes to Lessor to be made to Lessor in care of Lessee and will from time to time, on request of Lessor, submit written evidence of the payment of all governmental obligations mentioned in this section. Lessee, on any property tax returns required to be filed by Lessee, will include the property covered by this Lease, or any substitutions or additions, as property owned by Lessee for purposes of tax assessments. It is expressly agreed that Lessee, without obtaining prior written permission of Lessor, will not assert on Lessee's behalf, or on behalf of Lessor, any immunity from taxation based on the tax-exempt status, if any, of Lessor.

SECTION FIFTEEN
DEPOSIT OF SECURITY

Lessor acknowledges that Lessee has not deposited with Lessor any security. If any security is deposited after the execution of this Lease, absent Lessee's default it will returned to Lessee at the termination of this Lease, less unpaid amounts due Lessor.

SECTION SIXTEEN
INDEMNITY OF LESSOR

Lessee shall indemnify and hold Lessor harmless from and against all claims, actions, proceedings, costs, damages, and liabilities, including attorney fees, arising out of, connected with, or resulting from use of the Property, including, but not limited to, the manufacture, selection, delivery, possession, use, operation, or return of the Property.

SECTION SEVENTEEN
INSPECTION OF LESSEE'S RECORDS

Lessee shall keep books and records in accordance with good accounting practice and shall deliver to Lessor financial and profit and loss statements in such form and at such time as Lessor may require.
Lessee shall permit Lessor to examine and audit the books of Lessee's business during normal business hours, on reasonable prior notice of Lessor's intention to do so.

SECTION EIGHTEEN
EVENTS CONSTITUTING DEFAULT

The following events shall constitute default under this Agreement:

The nonpayment by Lessee for a period of five (5) days of any sum required to be paid by Lessee;

The nonperformance by Lessee of any other term, covenant, or condition of this Lease that is not cured within fifteen (15) days after notice of nonperformance from Lessor;

Any affirmative act of insolvency by Lessee, or the filing by Lessee of any petition under any bankruptcy, reorganization, insolvency, or moratorium law, or any law for the relief of, or relating to, debtors;

The filing of any involuntary petition under any bankruptcy statute against Lessee, or the appointment of any receiver or trustee to take possession of the property of Lessee, unless such petitions or appointment is set aside or withdrawn or ceases to be in effect within fifteen (15) days of the date of the filing or appointment;

The subjection of any of Lessee's property to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or

Any actual or attempted assignment, sublease, transfer, conveyance, encumbrance, hypothecation, change in location, non-use (except for maintenance), abandonment of all or any portion of the Property.

SECTION NINETEEN
LESSOR'S RIGHT TO PREVENT DEFAULT

Should Lessee fail to make any payment or do any act as provided in this Agreement, the Lessor shall have the right, but not the obligation, without notice to or demand on Lessee, and without releasing Lessee from any obligation under this Agreement, to make or do the same, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that, in the sole judgment of Lessor, appears to affect the property, and in exercising any such rights, incur any liability and expend whatever amounts in its discretion it may deem necessary. All expenses so incurred by Lessor shall be, without demand, immediately due and payable by Lessee and shall bear interest at the rate of twelve percent (12%) per annum thereafter until paid.

SECTION TWENTY
LESSOR'S RIGHTS ON DEFAULT

On the occurrence of any of the events stated in Section Eighteen as consulting defaults, Lessor, without notice to or demand on Lessee, may:

Take possession of the Property and Lease the Property or any portion of it, for such period and for such amount, and to such persons, as Lessor shall elect, and apply the proceeds of any such renting, after deducting all costs and expenses incurred in connection with the recovery, repair, storage, and renting of the property, in payment of the Lease payments and other obligations due from Lessee to Lessor, Lessee remaining responsible for any deficiency; or

Take possession of the Property and sell it or any portion of it at public or private sale, without demand or notice of intention to sell, and apply the proceeds of any such sale, after deducting all costs and expenses incurred in connection with the recovery, repair, storage, and sale of the property and any rentals and other obligations of Lessee than due, against the value of the property sold as determined in Subparagraph (c) of Section Twelve. If the proceeds, after the permitted deduction, are less than the value so determined, Lessee shall immediately pay Lessor the difference.

SECTION TWENTY-ONE
GOVERNING LAW

This Lease shall be governed by and construed under the laws of the State of Nevada.

SECTION TWENTY-TWO
STATUS OF THE PROPERTY

The Property is, and shall at all times remain, personal property, notwithstanding that any part of it may now be, or may become, in any manner attached to, or embedded in, or permanently resting on, real property or any building on real property, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws, or otherwise.

SECTION TWENTY-THREE
OWNERSHIP OF THE PROPERTY

The Property is, and shall at all times remain, the sole property of Lessor, and Lessee shall have no right, title, or interest in the Property except as expressly set forth in this lease.

SECTION TWENTY-FOUR
ASSIGNMENT

Without the prior written consent of Lessor, Lessee shall not:

Assign, transfer, or pledge this Lease, or any part of, or any interest in the Property;

Sublet or lend any part of the Property; or

Permit any part of the Property to be used by anyone other than Lessee or Lessee's employees.

Lessor may assign its interest, or a part of its interest, in this Lease.

SECTION TWENTY-FIVE
SUSPENSION OF OBLIGATIONS OF LESSOR

The obligations of Lessor under this Lease shall be suspended to the extent that it is hindered or prevented from complying with this Lease because of labor disturbances, including strikes and lockouts, acts of God, fires, storms, accidents, governmental regulations, or interferences, any actions or threatened actions of the applicable gaming or licensing authorities, or any other cause beyond the control of Lessor. There shall be no suspension of Lessee's obligation to timely pay amounts due hereunder for any reason.

SECTION TWENTY-SIX
LIMITATION OF EFFECTS OF WAIVERS

No delay or omission to exercise any right, power, or remedy accruing to Lessor on any breach or default of Lessee under this Lease shall impair any such right, power, or remedy of Lessor, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default occurring subsequently; nor shall any waiver of any single breach of default be deemed a waiver of any other breach or default occurring previously or subsequently. Any waiver, permit, consent, or approval of any kind or character on the part of Lessor of any breach or default under this Lease, or any waiver on the part of Lessor of any provision or condition of this Lease, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Lease or by law, or otherwise afforded to Lessor, shall be cumulative and not alternative.

SECTION TWENTY-SEVEN
WAIVER OF OFFSETS

Lessee waives any existing and future claims and offsets against Lease payments or other payments due under this Lease, and agrees to pay such Lease payments and other amounts regardless of any offset or claim that may be asserted by Lessee or on Lessee's behalf.

SECTION TWENTY-EIGHT
ATTORNEY FEES

In the event that any action is filed in relation to this Lease, the unsuccessful party in the action shall pay to the successful party, in addition to all other sums that either party may be called upon to pay, a reasonable sum for the successful party's attorney fees.

SECTION TWENTY-NINE
NOTICES

Any communications between Lessor and Lessee, payments, and notices provided in this Agreement to be given or made, shall be given or made by mailing them to Lessor, Gary Botsford, for Exber at 600 East Fremont Street, Las Vegas, Nevada 89101, and to Lessee Joe Woody for Plaza at One Main Street, Las Vegas, Nevada 89101, or to such other addresses as either party may indicate in writing.

SECTION THIRTY
LIMITATION OF WARRANTIES

Lessee acknowledges that the Property is of a size, design, capacity, and manufacture selected by Lessee without the advice or involvement of Lessor. Lessor is not a manufacturer of the Property or a dealer in similar property and has not made and does not make any representation, warranty, or covenant, express or implied, with respect to the condition, quality, durability, suitability, fitness for a particular purpose or merchantability of the Property. Lessor, however, will take any steps reasonably within its power to make available to Lessee any manufacturer's or similar warranty applicable to the Property. Lessor shall not be liable to Lessee for any liability, loss, or damage caused or alleged to be caused directly or indirectly by the Property, by any inadequacy of, or defect in, the Property, or by any incident in connection with the Property.

SECTION THIRTY-ONE
SUCCESSORS AND ASSIGNS

This Agreement shall be binding on all successors and permitted assigns of either party.


IN WITNESS whereof, each party has caused this Agreement to be executed on the date indicated below.

                                  DATED this 15th day of June 2003.

                                  Lessee:
                                  Union Plaza Operating Company
                                  A Nevada corporation

                                  By:  /s/   MIKE NOLAN
                                  Its:   Vice President & General Manager

                                  Lessor:
                                  Exber, Inc.
                                  A Nevada corporation

                                  By:  /s/  ALAN ABRAMS
                                  Its:   Vice President & Director of
                                            Operations

EXHIBIT A

Plaza Hotel and Casino
Listing of Fixed Assets Leased

Lease Reference   Invoice    Date of   Description       Extension
                                  Invoice
Lease #2003-03        923831      12/4/02   EZ Pay Parts         5,720.72
                      924587      12/9/02   EZ Pay Parts         7,490.13
                      924916     12/10/02   EZ Pay Parts        11,111.10
                      925188     12/11/02   EZ Pay Parts         2,777.78
                      926512     12/17/02   EZ Pay Parts        59,486.49
                    90075004       2/4/03   EZ Pay Parts        22,876.26
                    90079895      2/14/03   EZ Pay Parts         6,385.75
                    90088077      2/25/03   EZ Pay Parts         6,596.86
                    90091195       3/3/03   EZ Pay Parts        10,810.52
                    90091196       3/3/03   EZ Pay Parts         7,209.28
                    90091197       3/4/03   EZ Pay Parts        10,810.52
                    90075003       2/4/03   EZ Pay Parts        15,255.28
                    90105035      3/24/03   Labor                2,250.00
                    90124742      4/21/03   Labor                1,800.00
                    90105033      3/24/03   Labor                1,800.00
                    90105034      3/24/03   Labor                2,250.00
                    90137930       5/9/03   Labor                2,700.00
                    90137929       5/9/03   Labor                1,350.00
                    90134483       5/5/03   Labor                1,350.00
                    90134484       5/5/03   Labor                1,350.00
                    90134354       5/5/03   Labor                  450.00
                    90096192      3/10/03   EZ Pay Parts         3,650.79
                    90096193      3/11/03   EZ Pay Parts           289.58

                                                               185,771.06



EXHIBIT B
Exber, Inc. - Equipment Lease
2003(C) - IGT EZ PAY Parts
9.0% Capital Lease

   Date        Loan    Payment  Accrued     Balance     Balance
                                      Int          Chng






  15-Jun-03  185,771.06      0.00             (185,771.06)   185,771.06
  15-Jun-03              5,863.49      0.00      5,863.49    179,907.57
  15-Jul-03              5,863.49  1,349.31      4,514.18    175,393.39
  15-Aug-03              5,863.49  1,315.45      4,548.04    170,845.35
  15-Sep-03              5,863.49  1,281.34      4,582.15    166,263.20
  15-Oct-03              5,863.49  1,246.97      4,616.52    161,646.68
  15-Nov-03              5,863.49  1,212.35      4,651.14    156,995.54
  15-Dec-03              5,863.49  1,177.47      4,686.02    152,309.52
  15-Jan-04              5,863.49  1,142.32      4,721.17    147,588.35
  15-Feb-04              5,863.49  1,106.91      4,756.58    142,831.77
  15-Mar-04              5,863.49  1,071.24      4,792.25    138,039.52
  15-Apr-04              5,863.49  1,035.30      4,828.19    133,211.33
  15-May-04              5,863.49    999.08      4,864.41    128,346.92
  15-Jun-04              5,863.49    962.60      4,900.89    123,446.03
  15-Jul-04              5,863.49    925.85      4,937.64    118,508.39
  15-Aug-04              5,863.49    888.81      4,974.68    113,533.71
  15-Sep-04              5,863.49    851.50      5,011.99    108,521.72
  15-Oct-04              5,863.49    813.91      5,049.58    103,472.14
  15-Nov-04              5,863.49    776.04      5,087.45     98,384.69
  15-Dec-04              5,863.49    737.89      5,125.60     93,259.09
  15-Jan-05              5,863.49    699.44      5,164.05     88,095.04
  15-Feb-05              5,863.49    660.71      5,202.78     82,892.26
  15-Mar-05              5,863.49    621.69      5,241.80     77,650.46
  15-Apr-05              5,863.49    582.38      5,281.11     72,369.35
  15-May-05              5,863.49    542.77      5,320.72     67,048.63
  15-Jun-05              5,863.49    502.86      5,360.63     61,688.00
  15-Jul-05              5,863.49    462.66      5,400.83     56,287.17
  15-Aug-05              5,863.49    422.15      5,441.34     50,845.83
  15-Sep-05              5,863.49    381.34      5,482.15     45,363.68
  15-Oct-05              5,863.49    340.23      5,523.26     39,840.42
  15-Nov-05              5,863.49    298.80      5,564.69     34,275.73
  15-Dec-05              5,863.49    257.07      5,606.42     28,669.31
  15-Jan-06              5,863.49    215.02      5,648.47     23,020.84
  15-Feb-06              5,863.49    172.66      5,690.83     17,330.01
  15-Mar-06              5,863.49    129.98      5,733.51     11,596.50
  15-Apr-06              5,863.49     86.97      5,776.52      5,819.98
  15-May-06              5,863.49     43.51      5,819.98          0.00
